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                                                                  EXHIBIT 23.8


                 [LETTERHEAD OF McCONNELL, BUDD & DOWNES, INC.]

                         CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. as an Annex to the Proxy Statement-Prospectus filed as part of the Form S-4 Registration Statement of CFX Corporation and to the references to our firm as Financial Advisor to The Safety Fund Corporation in the text of said Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                            McCONNELL, BUDD & DOWNES, INC.


                            By: /s/ David A. Budd
                               -------------------------
                                    David A. Budd
                                    Managing Director


Date: April 26, 1996